INVESTMENT SUB-ADVISORY AGREEMENT


       AGREEMENT made as of this 27th day of February, 2009
by and among Old Mutual Capital, Inc. (the Adviser), Ashfield
Capital Partners, LLC (the Sub-Adviser), and Old Mutual Funds
II, a Delaware statutory trust (the Trust).
       WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of
1940, as amended (the 1940 Act);
       WHEREAS, pursuant to an Agreement between the Adviser
and the Trust dated April 19, 2006, the Adviser acts as investment manager for the assets of the portfolio listed on Schedule
A to this Agreement (the Fund); and
       WHEREAS, the Adviser and the Trust each desire to retain
the Sub-Adviser to provide investment advisory services to
the Trust in connection with the management of that portion
of the assets of the Fund that are allocated by the Adviser to a designated custodial account established at the Fund's
custodian (each such portion, a Portfolio), which may constitute some or all of the assets of the Fund, and the Sub-Adviser
is willing to render such investment advisory services.
       NOW, THEREFORE, intending to be legally bound, the
parties hereto agree as follows:
1.	a)	Subject to supervision and oversight by
the Adviser and the Trust's Board of Trustees, the Sub-Adviser
shall manage (i) the investment operations of the Portfolio, and (ii) the composition of such assets, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in such Fund's Prospectus(es) (such Prospectus(es) and Statement(s)
of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the
Prospectus), and subject to the following understandings:
	(1)	The Sub-Adviser shall provide supervision
of the Portfolio's investments and determine from time to time what investments and securities will be purchased, retained or sold by such Portfolio and what portion of such assets will
be invested or held uninvested in cash.
	(2)	In the performance of its duties and
obligations under this Agreement, the Sub-Adviser shall act in conformity with the Trust's Prospectus and with the instructions and directions of the Adviser and of the Board of Trustees and will conform and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations, as each is amended from time to time.
	(3)	The Sub-Adviser shall determine the securities
to be purchased or sold with respect to the Portfolio and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the respective Fund's Registration Statement (as defined herein)
and Prospectus or as the Board of Trustees or the Adviser may
direct from time to time, in conformity with federal securities laws.
In providing the Portfolio with investment supervision, the Sub-Adviser will give primary consideration to securing the most favorable price and efficient execution.  Within the framework of this policy, the Sub-Adviser may consider the financial responsibility,
research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which the Sub-Adviser's other clients may be a party. It is understood that it is desirable for the Portfolio that the Sub-Adviser have access to (i) supplemental investment and market research and (ii) security and economic analysis provided by brokers who may execute brokerage
transactions at a higher cost to the Portfolio than may result when allocating brokerage to other brokers on the basis of
seeking the most favorable price and efficient execution.
Therefore, the Sub-Adviser is authorized to place orders for the purchase and sale of securities on behalf of the Portfolio with brokers, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Sub-Adviser in connection with the Sub-Adviser's services to other clients.
		On occasions when the Sub-Adviser deems
the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and efficient execution.  In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio in question and to such other clients.
	(4)	The Sub-Adviser at its expense will make
available to the Trustees of the Trust and the Adviser at reasonable times its portfolio managers and other appropriate personnel, either in person or, at the mutual convenience of the Adviser and the Sub-Adviser, by telephone, in order to review the investment policies, performance and other investment related information regarding the Portfolio and to consult with the Trustees of the
Trust and Adviser regarding the Portfolio's investment affairs, including economic, statistical and investment matters related to the Sub-Adviser's duties hereunder, and will provide
periodic reports to the Adviser relating to the investment
strategies it employs.  The Sub-Adviser and its personnel
shall also cooperate fully with counsel and auditors for, and the Chief Compliance Officers of, the Adviser and the Trust.
	(5)	In accordance with procedures adopted
by the Trustees of the Trust, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all Portfolio securities. The Sub-Adviser will use its reasonable efforts to provide, based upon its own expertise, and to arrange with parties independent of the Sub-Adviser such as broker-dealers for the provision of, valuation information or prices for securities for which prices are deemed by the Adviser or Trust's administrator not to be readily available in the ordinary course of business from an automated pricing service.  In addition, the Sub-Adviser will assist the Fund and its agents in determining whether prices obtained for valuation purposes accurately reflect market price information relating to the assets of the Portfolio at such times as the Adviser shall reasonably request, including but not limited to, the hours after the close of a securities market and prior to the daily determination of a Fund's net asset
value per share.
	(6)	The Sub-Adviser at its expense will provide
the Adviser and/or the Trust's Chief Compliance Officer with such compliance reports relating to its duties under this
Agreement as may be requested from time to time.
Notwithstanding the foregoing, the Sub-Adviser will promptly report to the Adviser any material violations of the federal securities laws (as defined in Rule 38a-1 of the 1940 Act) that it is or should be aware of or of any material violation of
the Sub-Adviser's compliance policies and procedures that
pertain to the Portfolio, as well as any change in portfolio manager(s) of the Portfolio.
	(7)	Unless otherwise directed by the Adviser
or the Trust's Board of Trustees, the Sub-Adviser will vote all proxies received in accordance with the Trust's proxy voting policy or, if the Sub-Adviser has a proxy voting policy approved by the Trust's Board of Trustees, the Sub-Adviser's proxy voting policy.  The Adviser shall instruct the Portfolio's custodian to forward or cause to be forwarded to the Sub-Adviser all relevant proxy solicitation materials.  The Sub-Adviser shall maintain and shall forward to the Fund or its designated agent such
proxy voting information as is necessary for the Fund to
timely file proxy voting results in accordance with Rule
30b1-4 of the 1940 Act.
	(8)	The Sub-Adviser represents and
warrants that it has adopted a code of ethics meeting
the requirements of Rule 17j-1 under the 1940 Act and
the requirements of Rule 204A-1 under the Investment
Advisers Act of 1940 and has provided the Adviser and
the Trustees of the Fund a copy of such code of ethics,
together with evidence of its adoption, and will promptly
provide copies of any changes thereto, together with
evidence of their adoption.  Upon request of the Adviser,
but in any event no less frequently than annually, the
Sub-Adviser will supply the Adviser a written report that (A)
describes any issues arising under the code of ethics or
procedures since the Sub-Adviser's last report, including
but not limited to material violations of the code of ethics or procedures and sanctions imposed in response to the
material violations; and (B) certifies that the procedures
contained in the Sub-Adviser's code of ethics are reasonably designed to prevent access persons from violating the
code of ethics.
	(9)	The Sub-Adviser will review draft reports
to shareholders and other documents provided or available
to it and provide comments on a timely basis.  In addition,
the Sub-Adviser and each officer and portfolio manager
thereof designated by the Adviser will provide on a timely
basis such certifications or sub-certifications as the Adviser may reasonably request in order to support and facilitate
certifications required to be provided by the Trust's Principal
Executive Officer and Principal Accounting Officer.
	(10)	The Sub-Adviser shall maintain all
books and records with respect to the Portfolio's portfolio
transactions required by subparagraphs (b)(5), (6), (7), (9),
(10) and (11) and paragraph (f) of Rule 31a-1 under the 1940
Act and shall render to the Trust's Board of Trustees such
periodic and special reports as the Trust's Board of Trustees may reasonably request.
	(11)	The Sub-Adviser shall provide the Fund's
custodian on each business day with information relating to all transactions concerning the assets of the Portfolio and shall provide the Adviser with such information upon request of the
Adviser.
	(12)	(a)	The investment management
services provided by the Sub-Adviser under this Agreement
are not to be deemed exclusive and the Sub-Adviser shall be
free to render similar services to others, as long as such
services do not impair the services rendered to the Adviser
or the Trust.
	(b)	Services to be furnished by the Sub-Adviser
under this Agreement may be furnished through the
medium of any of the Sub-Adviser's officers or employees.
	(c)	The Sub-Adviser shall keep the Portfolio's
books and records required to be maintained by the Sub-Adviser pursuant to paragraph 1(a) of this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of the Portfolio required by Rule
31a-1 under the 1940 Act.  The Sub-Adviser agrees that all records that it maintains on behalf of the Portfolio are property of the
Fund and the Sub-Adviser will surrender promptly to a Fund any of such records upon that Fund's request; provided, however, that the Sub-Adviser may retain a copy of such records.  The
Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a) of this Agreement.
2.	The Adviser shall continue to have responsibility for
all services to be provided to the Portfolio pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement.
3.	The Adviser has delivered to the Sub-Adviser copies
of each of the following documents and will deliver to it all future amendments and supplements, if any:
	(a)	Certified resolutions of the Trust's Board
of Trustees authorizing the appointment of the Sub-Adviser
and approving the form of this Agreement;
	(b)	Registration Statement under the 1940
Act and the Securities Act of 1933, as amended on Form N-1A
(the Registration Statement), as filed with the Securities and
Exchange Commission (the Commission) relating to the Fund
and shares of the Fund's beneficial shares, and all amendments thereto; and
	(c)	Prospectus(es) of the Fund.
4.	For the services to be provided by the Sub-Adviser
pursuant to this Agreement for the Portfolio, the Adviser will pay to the Sub-Adviser as full compensation therefor a fee at an annual rate equal to a percentage of the Portfolio's average daily net assets, as set forth on Schedule A (net of 50% of
any waivers, reimbursement payments, supermarket fees
and alliance fees waived, reimbursed or paid by the Adviser
in respect of the Portfolio). This fee will be paid to the Sub-Adviser from the Adviser's advisory fee for the Portfolio. This fee will be computed daily and paid to the Sub-Adviser monthly.
	To the extent that the Adviser is reimbursed by the Trust
for any waived fees or reimbursed expenses pursuant to the terms of a separate expense limitation agreement between the Trust and the Adviser, the Adviser will pay to the Sub-Adviser its pro-rata share of any such reimbursed amount.
5.	The Sub-Adviser shall not be liable for any error
of judgment or for any loss suffered by a Fund or the Adviser in connection with performance of its obligations under this
Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services
(in which case any award of damages shall be limited to the
period and the amount set forth in Section 36(b)(3) of the
1940 Act), or a loss resulting from willful misfeasance,
bad faith or gross negligence on the Sub-Adviser's part in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement, except as may
otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby.
6.	This Agreement shall continue for an initial period
ending January 31, 2011, and thereafter shall continue automatically for successive annual periods, provided such continuance is
specifically approved at least annually in conformance with the
1940 Act provided, however, that this Agreement may be terminated
(a) by a Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of a Fund, (b)
by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other parties, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the other parties. This Agreement shall terminate automatically and immediately in the event of its assignment.  As used in this
Section 6, the terms assignment and vote of a majority of the outstanding voting securities shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the
Commission under the 1940 Act.
7.	Nothing in this Agreement shall limit or restrict
the right of any of the Sub-Adviser's partners, officers,
or employees to engage in any other business or to devote
his or her time and attention in part to the management or
other aspects of any business, whether of a similar or
dissimilar nature, nor limit or restrict the Sub-Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.
8.	During the term of this Agreement, the Adviser
agrees to furnish the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other materials prepared for distribution to shareholders of the Fund, the Trust or the public that refers to the Sub-Adviser or its clients in any way prior to use thereof and not to use material if the Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed upon) after receipt thereof.  The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients.  The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously
approved by the Sub-Adviser as referenced in the first sentence of this paragraph.  Sales literature may be furnished to the
Sub-Adviser by first-class mail, electronic mail or overnight delivery service, facsimile transmission equipment or hand
delivery.
9.	No Trustee or Shareholder of the Trust shall be
personally liable for any debts, liabilities, obligations or expenses incurred by, or contracted for under this Agreement.
10.	No provisions of this Agreement may be changed,
waived, discharged or terminated orally, but only by an
instrument in writing signed by the party against which
 enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by the vote of the majority of the outstanding voting securities of the Fund.
11.	This Agreement shall be governed by the laws of the
state of Delaware; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.
12.	This Agreement embodies the entire agreement and
understanding among the parties hereto, and supersedes all
prior agreements and understandings relating to this Agreement's subject matter.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original;
all such counterparts shall, together, constitute only one instrument.
13.	Should any part of this Agreement be held invalid by a
court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.
14.	Any notice, advice or report to be given pursuant to
this Agreement shall be delivered or mailed:
To the Adviser at:
To the Sub-Adviser at:


Old Mutual Capital,
Inc.
Ashfield Capital Partners, LLC
4643 South Ulster Street,
Suite 600
750 Battery Street, Suite 600
Denver, CO 80237San Francisco,
CA 94111
Attention:  General Counsel
Attention:
President





To the Trust or a Fund at:



Old Mutual Funds II


4643 South Ulster Street, Suite 600

Denver, CO 80237
Attention:
Secretary15.	Where the effect of a requirement of the 1940 Act
reflected in any provision of this Agreement is altered by
a rule, regulation or order of the Commission, whether of
special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
16.	As required by certain exemptive rules under the
1940 Act, the Sub-Adviser is prohibited from consulting with the entities listed below concerning transactions for the Fund in securities or other assets:
	1. other subadvisers to the Fund
	2. other subadvisers to a Trust portfolio
	3. other subadvisers to a portfolio under common control with the Fund.
       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.
OLD MUTUAL CAPITAL, INC.
OLD MUTUAL FUNDS II









By:
/s/
Mark E. Black

By:
/s/ Robert T. Kelly





Name:
Mark E.
Black

Name:
Robert T. Kelly





Title:
Chief Financial Officer
Title:
Treasurer




















ASHFIELD CAPITAL PARTNERS, LLC













By:
/s/ J. Stephen Lauck








Name:
J. Stephen Lauck,
CFA








Title:
President & CEO
SCHEDULE A
DATED FEBRUARY 27, 2009
TO
INVESTMENT SUB-ADVISORY AGREEMENT
AMONG
ASHFIELD CAPITAL PARTNERS, LLC
OLD MUTUAL CAPITAL, INC.
AND
OLD MUTUAL FUNDS II
DATED FEBRUARY 27, 2009


FUND
Sub-Advisory Fee Breakpoint Asset Thresholds


$0 to less
than $300 million
$300 million to less than
$500 million
$500 million to less than $750 million
$750 million
to less than $1.0 billion
$1.0 billion to less than $1.5 billion$1.5 billion to less than $2.0 billion
$2.0 billion or greater







Old
Mutual Strategic Small Company Fund
0.60%0.55%0.50%
0.45%0.40%0.35%0.30%Breakpoints will be calculated based on the total assets of the Fund.

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F-1